CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in this Registration Statement on Form SB-2 of our report dated April 12, 2000, relating to the consolidated financial statements of Fortune Entertainment Corporation as of December 31, 1999 and for the year then ended, and to the reference to our firm under the caption "Experts" in such Registration Statement.



North Andover, MA                             Gordon, Harrington & Osborn, P.C.
September 13, 2000